Exhibit 99.1

VMware Reports Fourth Quarter and Full Year 2016 Results

Record Annual Revenue Exceeds $7 Billion; Q4 Revenue $2.03 billion, up 9% y-y

Additional $1.2B in Stock Repurchases Authorized through February 2018

PALO ALTO, Calif., January 26, 2017 — VMware, Inc. (NYSE: VMW), a leader in cloud infrastructure and business mobility, today announced financial results for the fourth quarter and full year of 2016:

Quarterly Review

•	Revenue for the fourth quarter was $2.03 billion, an increase of 9% from the fourth quarter of 2015.

•	License revenue for the fourth quarter was $887 million, an increase of 8% from the fourth quarter of 2015.

•	GAAP net income for the fourth quarter was $441 million, or $1.04 per diluted share, up 18% per diluted share compared to $373 million, or $0.88 per diluted share, for the fourth quarter of 2015. Non-GAAP net income for the quarter was $597 million, or $1.43 per diluted share, up 13% per diluted share compared to $534 million, or $1.26 per diluted share, for the fourth quarter of 2015.

•	GAAP operating income for the fourth quarter was $543 million, an increase of 21% from the fourth quarter of 2015. Non-GAAP operating income for the fourth quarter was $747 million, an increase of 14% from the fourth quarter of 2015.

•	Operating cash flows for the fourth quarter were $463 million. Free cash flows for the quarter were $419 million.

•	Total revenue plus sequential change in total unearned revenue grew 13% year-over-year.

•	License revenue plus sequential change in unearned license revenue grew 14% year-over-year.

Annual Review

•	Revenue for 2016 was $7.09 billion, an increase of 8% from 2015 on a GAAP basis and up 7% on a non-GAAP basis.

•	License revenue for 2016 was $2.79 billion, an increase of 3% from 2015.

•	GAAP net income for 2016 was $1.19 billion, or $2.78 per diluted share, up 19% per diluted share compared to $997 million, or $2.34 per diluted share, for 2015. Non-GAAP net income for 2016 was $1.86 billion, or $4.39 per diluted share, up 8% per diluted share compared to $1.73 billion, or $4.06 per diluted share, for 2015.

•	GAAP operating income for 2016 was $1.44 billion, an increase of 20% from 2015. Non-GAAP operating income for 2016 was $2.29 billion, an increase of 9% from 2015.

•	Operating cash flows for 2016 were $2.38 billion. Free cash flows for 2016 were $2.23 billion.

•	Cash, cash equivalents and short-term investments were $7.99 billion, and unearned revenue was $5.62 billion as of December 31, 2016.

The company also announced that its Board of Directors has authorized the repurchase of up to $1.2 billion of its Class A common stock through the end of fiscal 2018, ending on February 2, 2018. Stock will be purchased from time to time, in the open market or through private transactions, subject to market conditions. The stock repurchase authorization is in addition to the Company’s ongoing $500 million stock repurchase program announced in December 2016.

“Q4 closed out a strong fiscal 2016 and was one of the most balanced quarters for VMware in years,” said Pat Gelsinger, chief executive officer, VMware. “We’re very pleased with our strong product momentum and customer enthusiasm for our Cloud strategy. We believe we have the world’s most complete and capable hybrid cloud architecture, uniquely offering customers freedom and control in their infrastructure decisions.”

Zane Rowe, executive vice president and chief financial officer, VMware, said, “This was a very good year for VMware demonstrated by strong revenue, earnings and cash flow growth, as well as a significant amount of capital returned to shareholders in the form of stock repurchases. We’re pleased to announce the authorization of an additional $1.2 billion of stock repurchases to be completed during fiscal 2018.”

Recent Highlights & Strategic Announcements

•	In October, VMware and Amazon Web Services announced a partnership to provide a new VMware vSphere®-based cloud service running on AWS. VMware Cloud™ on AWS will make it easier to run any application, using a common set of familiar software and tools, in a consistent hybrid cloud environment. This new service will be delivered, sold and supported by VMware and will be available later in 2017.

•	VMware hosted over 75,000 customers, partners and influencers at VMworld® 2016, VMworld 2016 Europe and across APJ vForums in 17 cities across 13 countries.

•	At VMworld 2016 Europe, the company introduced a wave of new products and services designed to help customers accelerate their digital transformation:

•	Now generally available, the new releases of VMware vSphere®, VMware vSAN™ and VMware vRealize® Automation™ all introduced support for containers, enabling developers to become more productive and IT to easily run containerized applications in production.

•	VMware further expanded the company’s growing ecosystem of VMware Ready™ for Network Functions Virtualization (NFV) certified solutions, with 22 Virtual Network Functions now certified from 19 vendors worldwide. VMware’s growing set of NFV partners helps global communications service providers adopt and deploy NFV to transform their operations and service portfolio with speed and confidence.

•	VMware was positioned as a leader in the “IDC MarketScape: Worldwide Virtual Client Computing Software 2016 Vendor Assessment (doc # US40700016, November 2016).” The report evaluated eight vendors based on criteria that span across strategies and capabilities. VMware was recognized for the second consecutive year for having the most complete mix of business and solution strategies and capabilities for delivering virtual desktops and applications through its VMware Horizon® portfolio of solutions and services that includes VMware Horizon® 7, Horizon Air™, Horizon FLEX™ and VMware App Volumes™.

The company will host a conference call today at 2:00 p.m. PT/ 5:00 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for revenues which include year-over-year comparisons will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

About VMware

VMware, a global leader in cloud infrastructure and business mobility, helps customers accelerate their digital transformation. VMware enables enterprises to master a software-defined approach to business and IT with its Cross-Cloud Architecture™ and solutions for the data center, mobility, and security. With 2016 revenue of $7.09 billion, VMware is headquartered in Palo Alto, CA and has over 500,000 customers and 75,000 partners worldwide.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; and other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting.

VMware, vSphere, VMware Cloud, VMworld, VMware vSAN, vRealize, vRealize Automation, VMware Ready, Horizon, Horizon Air, Horizon FLEX, VMware App Volumes, and Cross-Cloud Architecture are registered trademarks or trademarks of VMware or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s product momentum and stock repurchase plans; the anticipated availability of the VMware Cloud on AWS; and the expected benefits to customers of VMware Cloud on AWS, VMware’s recent product releases and VMware’s growing number of NFV partnerships. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) VMware’s ability to enter into and maintain strategically effective partnerships; (vi) the uncertainty of customer acceptance of emerging technology; (vii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (viii) changes to product and service development timelines; (ix) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (x) VMware’s ability to protect its proprietary technology; (xi) VMware’s ability to attract and retain highly qualified employees; (xii) the ability to successfully integrate acquired companies and assets into VMware; (xiii) the ability of VMware to realize synergies from Dell; (xiv) disruptions resulting from key management changes; (xv) fluctuating currency exchange rates; (xvi) changes in VMware’s financial condition; (xvii) potential disruptions relating to the transition to Dell’s fiscal year and further business integrations with Dell, (xviii) changes in business opportunities and priorities that could cause VMware to consider alternative uses of cash; and (xix) fluctuations in the level of cash held in the United States that is available for stock repurchases. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2016	2015	2016	2015
Revenue:
License	$887	$825	$2,794	$2,720
Services	1,145	1,043	4,299	3,927
GSA settlement	—	—	—	(76)

Total revenue	2,032	1,868	7,093	6,571
Operating expenses (1):
Cost of license revenue	38	44	159	186
Cost of services revenue	237	222	894	832
Research and development	395	342	1,503	1,300
Sales and marketing	646	612	2,357	2,267
General and administrative	173	198	689	766
Realignment	—	3	52	23

Operating income	543	447	1,439	1,197
Investment income	21	11	77	49
Interest expense with Dell	(7)	(7)	(26)	(26)
Other income (expense), net	(8)	2	(17)	(7)

Income before income tax	549	453	1,473	1,213
Income tax provision	108	80	287	216

Net income	$441	$373	$1,186	$997

Net income per weighted-average share, basic for Class A and Class B	$1.07	$0.89	$2.82	$2.35
Net income per weighted-average share, diluted for Class A and Class B	$1.04	$0.88	$2.78	$2.34
Weighted-average shares, basic for Class A and Class B	412,118	421,640	420,520	424,003
Weighted-average shares, diluted for Class A and Class B	416,512	422,858	423,994	426,547

(1) Includes stock-based compensation as follows:
Cost of license revenue	$1	$1	$2	$2
Cost of services revenue	14	11	52	44
Research and development	81	62	305	226
Sales and marketing	49	44	195	168
General and administrative	20	17	82	64

VMware, Inc.

CONSOLIDATED BALANCE SHEETS

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	December 31,	December 31,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$2,790	$2,493
Short-term investments	5,195	5,016
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	1,856	1,633
Due from related parties, net	132	74
Other current assets	362	144

Total current assets	10,335	9,360
Property and equipment, net	1,049	1,128
Other assets	248	193
Deferred tax assets	462	456
Intangible assets, net	517	616
Goodwill	4,032	3,993

Total assets	$16,643	$15,746

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$125	$138
Accrued expenses and other	898	746
Unearned revenue	3,531	3,245

Total current liabilities	4,554	4,129
Notes payable to Dell	1,500	1,500
Unearned revenue	2,093	1,831
Other liabilities	399	363

Total liabilities	8,546	7,823
Contingencies
Stockholders’ equity:
Class A common stock, par value $.01; authorized 2,500,000 shares; issued and outstanding 108,351 and 121,947 shares	1	1
Class B convertible common stock, par value $.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	1,721	2,728
Accumulated other comprehensive income (loss)	(9)	(8)
Retained earnings	6,381	5,195

Total VMware, Inc.’s stockholders’ equity	8,097	7,919
Non-controlling interests	—	4

Total stockholders’ equity	8,097	7,923

Total liabilities and stockholders’ equity	$16,643	$15,746

VMware, Inc.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Operating activities:
Net income	$441	$373	$1,186	$997
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	83	90	345	335
Stock-based compensation	165	135	636	504
Excess tax benefits from stock-based compensation	(9)	—	(15)	(28)
Deferred income taxes, net	16	12	(8)	(31)
Gain on Dell share repurchase	(8)	—	(8)	—
Impairment of strategic investments	2	—	14	5
Loss on disposal of assets	4	—	16	—
Other	1	(1)	(2)	(1)
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	(737)	(622)	(224)	(114)
Other assets	(195)	17	(215)	32
Due to/from related parties, net	(109)	(52)	(54)	(21)
Accounts payable	17	1	(9)	(35)
Accrued expenses	251	154	187	1
Income taxes payable	11	(10)	(15)	13
Unearned revenue	530	391	547	242

Net cash provided by operating activities	463	488	2,381	1,899

Investing activities:
Additions to property and equipment	(44)	(59)	(153)	(333)
Purchases of available-for-sale securities	(389)	(648)	(3,725)	(3,323)
Sales of available-for-sale securities	458	494	2,227	2,193
Maturities of available-for-sale securities	294	261	1,307	1,100
Proceeds from disposal of assets	—	—	3	—
Purchases of strategic investments	(16)	(3)	(49)	(14)
Proceeds from sales of strategic investments	—	1	1	4
Business combinations, net of cash acquired	(15)	(17)	(74)	(38)
Decrease (increase) in restricted cash	—	(2)	(2)	75

Net cash provided by (used in) investing activities	288	27	(465)	(336)

Financing activities:
Proceeds from issuance of common stock	2	3	109	126
Proceeds from non-controlling interests	—	—	—	4
Payment to acquire non-controlling interests	—	—	(4)	—
Repurchase of common stock	(559)	(75)	(1,575)	(1,125)
Excess tax benefits from stock-based compensation	9	—	15	28
Shares repurchased for tax withholdings on vesting of restricted stock	(67)	(33)	(164)	(174)

Net cash used in financing activities	(615)	(105)	(1,619)	(1,141)

Net increase in cash and cash equivalents	136	410	297	422
Cash and cash equivalents at beginning of the period	2,654	2,083	2,493	2,071

Cash and cash equivalents at end of the period	$2,790	$2,493	$2,790	$2,493

Supplemental disclosures of cash flow information:
Cash paid for interest	$8	$7	$29	$28
Cash paid for taxes, net	255	76	467	231
Non-cash items:
Changes in capital additions, accrued but not paid	$8	$—	$(7)	$(49)
Changes in tax withholdings on vesting of restricted stock, accrued but not paid	2	1	3	(2)

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE

(in millions)

(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	December 31,
	2016	2015
Total revenue, as reported	$2,032	$1,868
Sequential change in unearned revenue	530	391

Total revenue plus sequential change in unearned revenue	$2,562	$2,259

Change (%) over prior year, as reported	13%

Growth in License Revenue Plus Sequential Change in Unearned License Revenue

	Three Months Ended
	December 31,
	2016	2015
Total license revenue, as reported	$887	$825
Sequential change in unearned license revenue	78	24

Total license revenue plus sequential change in unearned license revenue	$965	$849

Change (%) over prior year, as reported	14%

VMware, Inc.

SUPPLEMENTAL REVENUE SCHEDULE

(INCLUDES RECONCILIATION OF GAAP TO NON-GAAP DATA)

(in millions)

(unaudited)

	Three Months Ended
	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2016	2015	2015
Revenue as reported (1):
License	$887	$691	$644	$572	$825	$681
Software maintenance	987	947	915	891	901	863
Professional services	158	140	134	126	142	128

Total revenue	$2,032	$1,778	$1,693	$1,589	$1,868	$1,672

Change (%) over prior year:
License	7.5%	1.4%	0.9%	(0.7)%	6.2%	6.6%
Software maintenance	9.6%	9.7%	10.4%	9.7%	12.1%	10.8%
Professional services	11.3%	10.7%	3.5%	2.7%	16.1%	31.3%

Total revenue	8.8%	6.4%	11.3%	5.2%	9.7%	10.3%

Revenue as reported, excluding GSA settlement (2):
License	$887	$691	$644	$572	$825	$681
Software maintenance	987	947	915	891	901	863
Professional services	158	140	134	126	142	128

Non-GAAP total revenue	$2,032	$1,778	$1,693	$1,589	$1,868	$1,672

Change (%) over prior year:
License	7.5%	1.4%	0.9%	(0.7)%	6.2%	6.6%
Software maintenance	9.6%	9.7%	10.4%	9.7%	12.1%	10.8%
Professional services	11.3%	10.7%	3.5%	2.7%	16.1%	31.3%

Non-GAAP total revenue	8.8%	6.4%	6.0%	5.2%	9.7%	10.3%

(1)	Represents revenue reported each quarter.
(2)	Represents revenue reported each quarter less the reduction of revenue due to the GSA settlement recognized in the second quarter of 2015.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE

(in millions)

(unaudited)

	December 31,	September 30,	June 30,	March 31,	December 31,	September 30,
	2016	2016	2016	2016	2015	2015
Unearned revenue as reported:
License	$503	$425	$455	$415	$428	$404
Software maintenance	4,628	4,201	4,189	4,105	4,174	3,850
Professional services	493	468	478	456	474	432

Total unearned revenue	$5,624	$5,094	$5,122	$4,976	$5,076	$4,686

Change (%) over prior year:
License	17.4%	5.1%	(5.5)%	(11.0)%	(12.2)%	(5.6)%
Software maintenance	10.9%	9.1%	7.6%	6.7%	6.9%	8.2%
Professional services	3.9%	8.6%	9.2%	6.0%	7.9%	11.2%

Total unearned revenue	10.8%	8.7%	6.4%	4.9%	5.0%	7.1%

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2016

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition and Other Related Items	Gain on Share Repurchase (4)	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenue	$38	(1)	—	(24)	—	—	—	$14
Cost of services revenue	$237	(14)	—	(1)	—	—	—	$222
Research and development	$395	(81)	—	—	—	—	—	$314
Sales and marketing	$646	(49)	(2)	(5)	—	—	—	$591
General and administrative	$173	(20)	—	—	(9)	—	—	$144
Operating income	$543	165	2	30	9	—	—	$747
Operating margin (2)	26.7%	8.1%	0.1%	1.5%	0.4%	—	—	36.8%
Other income (expense), net	$(8)	—	—	—	6	(8)	—	$(11)
Income before income tax	$549	165	2	30	15	(8)	—	$751
Income tax provision	$108						46	$154
Tax rate (2)	19.6%							20.5%
Net income	$441	165	2	30	15	(8)	(46)	$597
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$1.04	$0.40	$—	$0.07	$0.04	$—	$(0.11)	$1.43

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 416,512 diluted weighted-average shares for Class A and Class B.
(4)	In December 2016, VMware entered into a stock purchase agreement with Dell and Dell’s wholly-owned subsidiary, EMC Equity Assets LLC (“EMC”) pursuant to which VMware agreed to purchase $500 million of VMware Class A common stock from EMC. The final aggregate number of shares purchased will be determined based on a volume-weighted average price, less a contractually agreed upon discount. As of December 31, 2016, VMware had made an up-front payment of $375 million, as well as recognized a derivative asset and related $8 million gain in Other income (expense), net. The derivative asset is related to its obligation to repurchase $125 million of additional shares and is measured at fair value on a recurring basis. In accordance with U.S. GAAP, diluted net income per share does not include the impact of the remeasurement.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended December 31, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenue	$44	(1)	—	(25)	—	—	—	$18
Cost of services revenue	$222	(11)	—	(1)	—	—	—	$210
Research and development	$342	(62)	(1)	—	—	—	—	$280
Sales and marketing	$612	(44)	(1)	(7)	—	—	—	$559
General and administrative	$198	(17)	—	(1)	—	(35)	—	$145
Realignment	$3	—	—	—	(3)	—	—	$—
Operating income	$447	135	2	34	3	35	—	$656
Operating margin (2)	23.9%	7.2%	0.1%	1.8%	0.2%	1.9%	—	35.1%
Other income (expense), net	$2	—	—	—	—	(2)	—	$—
Income before income tax	$453	135	2	34	3	33	—	$660
Income tax provision	$80						46	$126
Tax rate (2)	17.5%							19.0%
Net income	$373	135	2	34	3	33	(46)	$534
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$0.88	$0.32	$0.01	$0.08	$0.01	$0.08	$(0.11)	$1.26

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 422,858 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Twelve Months Ended December 31, 2016

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	Gain on Share Repurchase (4)	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Operating expenses:
Cost of license revenue	$159	(2)	—	(100)	—	—	—	—	$57
Cost of services revenue	$894	(52)	(1)	(2)	—	—	—	—	$839
Research and development	$1,503	(305)	(1)	—	—	—	—	—	$1,197
Sales and marketing	$2,357	(195)	(5)	(22)	—	—	—	—	$2,134
General and administrative	$689	(82)	(1)	(1)	—	(34)	—	—	$572
Realignment	$52	—	—	—	(52)	—	—	—	$—
Operating income	$1,439	636	8	125	52	34	—	—	$2,294
Operating margin (2)	20.3%	9.0%	0.1%	1.8%	0.7%	0.5%	—	—	32.3%
Other income (expense), net	$(17)	—	—	—	—	20	(8)	—	$(5)
Income before income tax	$1,473	636	8	125	52	54	(8)	—	$2,340
Income tax provision	$287							191	$478
Tax rate (2)	19.5%								20.4%
Net income	$1,186	636	8	125	52	54	(8)	(191)	$1,862
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$2.78	$1.50	$0.02	$0.30	$0.12	$0.13	$—	$(0.45)	$4.39

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 423,994 diluted weighted-average shares for Class A and Class B.
(4)	In December 2016, VMware entered into a stock purchase agreement with Dell and Dell’s wholly-owned subsidiary, EMC Equity Assets LLC (“EMC”) pursuant to which VMware agreed to purchase $500 million of VMware Class A common stock from EMC. The final aggregate number of shares purchased will be determined based on a volume-weighted average price, less a contractually agreed upon discount. As of December 31, 2016, VMware had made an up-front payment of $375 million, as well as recognized a derivative asset and related $8 million gain in Other income (expense), net. The derivative asset is related to its obligation to repurchase $125 million of additional shares and is measured at fair value on a recurring basis. In accordance with U.S. GAAP, diluted net income per share does not include the impact of the remeasurement.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Twelve Months Ended December 31, 2015

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Realignment Charges	Acquisition and Other Related Items	GSA Settlement	Certain Litigation and Other Contingencies	Tax Adjustment (1)	Non-GAAP, as adjusted (2)
Revenue:
GSA settlement	$(76)	—	—	—	—	—	76	—	—	$—
Total revenue	$6,571	—	—	—	—	—	76	—	—	$6,647
Operating expenses:
Cost of license revenue	$186	(2)	—	(107)	—	—	—	—	—	$77
Cost of services revenue	$832	(44)	(1)	(3)	—	—	—	—	—	$784
Research and development	$1,300	(226)	(3)	—	—	—	—	—	—	$1,072
Sales and marketing	$2,267	(168)	(5)	(28)	—	—	—	—	—	$2,066
General and administrative	$766	(64)	(2)	(3)	—	(158)	6	(11)	—	$534
Realignment	$23	—	—	—	(23)	—	—	—	—	$—
Operating income	$1,197	504	11	141	23	158	70	11	—	$2,114
Operating margin (2)	18.2%	7.7%	0.2%	2.1%	0.4%	2.4%	1.1%	0.2%	—	31.8%
Other income (expense), net	$(7)	—	—	—	—	(1)	—	—	—	$(7)
Income before income tax	$1,213	504	11	141	23	158	70	11	—	$2,130
Income tax provision	$216								181	$398
Tax rate (2)	17.8%									18.7%
Net income	$997	504	11	141	23	158	70	11	(181)	$1,732
Net income per weighted-average share, diluted for Class A and Class B (2) (3)	$2.34	$1.18	$0.03	$0.33	$0.05	$0.37	$0.16	$0.03	$(0.42)	$4.06

(1)	Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.
(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)	Calculated based upon 426,547 diluted weighted-average shares for Class A and Class B.

VMware, Inc.

REVENUE BY TYPE

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
License	$887	$825	$2,794	$2,720
Services:
Software maintenance	987	901	3,740	3,405
Professional services	158	142	559	522

Total services	1,145	1,043	4,299	3,927
GSA settlement	—	—	—	(76)

Total revenue	$2,032	$1,868	$7,093	$6,571

Percentage of revenue:
License	43.6%	44.2%	39.4%	41.4%
Services:
Software maintenance	48.6%	48.2%	52.7%	51.8%
Professional services	7.8%	7.6%	7.9%	7.9%

Total services	56.4%	55.8%	60.6%	59.7%
GSA settlement	—%	—%	—%	(1.1)%

Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
Revenue:
United States	$1,001	$947	$3,588	$3,311
International	1,031	921	3,505	3,260

Total revenue	$2,032	$1,868	$7,093	$6,571

Percentage of revenue:
United States	49.3%	50.7%	50.6%	50.4%
International	50.7%	49.3%	49.4%	49.6%

Total revenue	100.0%	100.0%	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES

TO FREE CASH FLOWS

(A NON-GAAP FINANCIAL MEASURE)

(in millions)

(unaudited)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2016	2015	2016	2015
GAAP cash flows from operating activities	$463	$488	$2,381	$1,899
Capital expenditures	(44)	(59)	(153)	(333)

Free cash flows	$419	$429	$2,228	$1,566

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP revenue, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP income per diluted share, and free cash flows. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flows, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition and other-related items, gain on share repurchase, certain litigation and other contingencies, and the GSA settlement, each as discussed below. Free cash flows differ from GAAP cash flows from operating activities with respect to the treatment of capital expenditures.

VMware has also presented in this earnings release (i) quarterly historical data for total revenue, excluding the GSA settlement, and unearned revenue; and (ii) data on the percentage change in total revenue and license revenue plus the sequential change in unearned revenue and unearned license revenue, respectively. VMware’s management believes that these measures are useful to investors because they allow investors to make meaningful comparisons of VMware revenue and unearned revenue across periods.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flows provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•	Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business and to facilitate comparison of its results to those of peer companies.

•	Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

•	Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

•	Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s ongoing business and operating results.

•	Acquisition and other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition and other-related items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware. These accruals are primarily composed of amounts VMware paid to designated founders and key executives of AirWatch. Such payments were completed in the first quarter of 2016.

•	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items.

•	Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale”.

•	Certain costs incurred related to Dell’s acquisition of VMware’s parent company, EMC Corporation.

•	Gain on share repurchase. In December 2016, VMware entered into a stock purchase agreement with Dell and Dell’s wholly-owned subsidiary, EMC Equity Assets LLC (“EMC”) pursuant to which VMware agreed to purchase $500 million of VMware Class A common stock. The final aggregate number of shares purchased will be determined based on a volume-weighted average price, less a contractually agreed upon discount. As of December 31, 2016, VMware had made an up-front payment of $375 million, as well as recognized a derivative asset and related $8 million gain in Other income (expense), net. The derivative asset is related to its obligation to repurchase $125 million of additional shares and is measured at fair value on a recurring basis. VMware’s management believes it is useful to exclude this item, as it is not reflective of VMware’s ongoing business and operating results.

•	Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

•	GSA Settlement. During the second quarter of 2015, VMware reached an agreement with the Department of Justice (“DOJ”) and the General Services Administration (“GSA”) to resolve allegations that its sales practices between 2006 and 2013 had violated the federal False Claims Act. The settlement amount was $76 million and was recorded as a reduction of total revenue. VMware believes it is useful to exclude this amount because it does not consider it to be part of the ongoing operations of VMware’s business and because of the singular nature of the claims underlying the matter.

•	Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flows is meaningful to investors because management reviews cash flows generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited. Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.